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                                                                    Exhibit 99.2

CERTIFICATION PURSUANT TO
18 U.S.C SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of HopFed Bancorp, Inc. (the "Company") on Form 10-Q for the period ending March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Billy C. Duvall, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     1)   The Report fully complies with the requirements of section 13(a) or 15
          (d) of the Securities Exchange Act of 1934; and

     2) The information contained in the Report fairly presents, in all material respects, the financial condition and the result of operations of the Company.

Date: May 15, 2003


/s/ Billy C. Duvall
------------------------------------------
Billy C. Duvall, Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to HopFed Bancorp, Inc. and will be retained by HopFed Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request. The information furnished herein shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.